EXHIBIT 99.1

The Joint Corp. Reports Second Quarter 2020 Financial Results

- Grows Revenue 13%, Compared to Q2 2019 -
- Increases Total Clinic Count to 539, Opening 13 Clinics in Q2 2020 -
- Sells 11 Franchise Licenses in Q2 2020 -

SCOTTSDALE, Ariz., Aug. 06, 2020 (GLOBE NEWSWIRE) -- The Joint Corp. (NASDAQ: JYNT), a national operator, manager and franchisor of chiropractic clinics, reported its financial results for the quarter and six months ended June 30, 2020.

Second Quarter Financial Highlights: 2020 Compared to 2019

  Increased system-wide sales1 2%, to $53.5 million.
  Reported system-wide comp sales2 decrease of 6%.
  Grew revenue 13%, to $12.6 million.
  Posted net income of $116,000, compared to $462,000.
  Reported Adjusted EBITDA of $1.1 million for both periods.

Operating Achievements Highlights

  Sold 11 franchise licenses in the quarter.
  Increased total clinic count to 539 as of June 30, 2020, up from 530 at March 31, 2020.
    Opened 13 clinics for a total of 30 in the first half of 2020, one more compared to the first half of 2019.
      Opened 12 and closed four franchised clinics during the quarter, resulting in 477 franchised clinics.
      Opened one greenfield in June, resulting in 62 company-owned or managed clinics.
  99% of clinics were open as of June 30, 2020.
  In July,
    Increased system-wide comp sales2 10%;
    Sold 14 franchise licenses; and
    Opened 6 franchised clinics and one greenfield clinic, bringing the total clinic count to 546.

“Our solid financial performance in the second quarter of 2020 was driven by strong clinic operations, clinic openings and franchise license sales, demonstrating the resiliency of our business model especially in light of the COVID-19 pandemic,” said Peter D. Holt, President and Chief Executive Officer of The Joint Corp. “We provide convenient, affordable chiropractic care, which our patients validate as an essential healthcare service. The need for pain relief - particularly in a natural, holistic way - continues to grow. Our strategy to expand the market through retail clinics continues to build our brand, increase the awareness of chiropractic care and attract new patients. A recent marketing initiative successfully reengaged frozen memberships. A second promotion welcomed new patients, at no charge for their initial visit, resulting in converting those patients to packages and memberships at record levels.”

“Our franchise growth shows the strength of our value proposition. In 2020 through the end of July, we sold 49 franchise licenses and opened 37 clinics, which is both remarkable during this pandemic and indicative of the positive outlook of our business. We remain confident in our ability to adapt, to serve and to grow in this unique environment. We continue to march toward our target of opening 1,000 clinics by the end of 2023. To achieve our goal, we will focus on opening more greenfield clinics to complement franchised clinic growth. Our resilient hybrid business model remains a foundation for long-term growth and shareholder value.”

Financial Results for the Three Months Ended June 30: 2020 Compared to 2019

Revenue was $12.6 million in the second quarter of 2020, compared to $11.2 million in the second quarter of 2019, reflecting a greater number of clinics, which was partially offset by the impact of the pandemic.

Cost of revenue was $1.4 million, compared to $1.3 million in the second quarter of 2019. The increase was in line with the total increase in franchise sales and reflective of higher regional developer royalties and commissions.

Selling and marketing expenses were $1.8 million for both periods, reflecting the timing of advertising spending. General and administrative expenses were $8.5 million, compared to $7.2 million in the second quarter of 2019, primarily due to an increase in payroll and related expenses to support revenue growth and increased clinic count. The company continued to operate its corporate clinics and headquarters without any furloughs or lay-offs while working to increase sanitary measures to ensure patient and employee safety.

Net income was $116,000, or $0.01 per diluted share, compared to $462,000, or $0.03 per diluted share, in the second quarter of 2019.

Adjusted EBITDA was $1.1 million for both periods. The company defines Adjusted EBITDA, a non-GAAP measure, as EBITDA before acquisition-related expenses, bargain purchase gain, net gain/(loss) on disposition or impairment, and stock-based compensation expenses. The company defines EBITDA as net income/(loss) before net interest, tax expense, depreciation, and amortization expenses.

Financial Results for the Six Months Ended June 30: 2020 Compared to 2019

Revenue was $26.2 million in the first six months of 2020, increasing 20% compared to $21.8 million in the same period of 2019. This increase reflects a greater number of clinics and increased gross sales at both franchised and company-owned or managed clinics during the first quarter, which was partially offset by the negative impact of the pandemic during the second quarter.

Net income was $931,000, or $0.06 per diluted share, compared to $1.4 million, or $0.10 per diluted share, in the first six months of 2019.

Adjusted EBITDA was $2.8 million, compared to $2.6 million in the first six months of 2019.

Balance Sheet Liquidity
Unrestricted cash was $14.6 million at June 30, 2020, compared to $8.5 million at December 31, 2019, reflecting $2.7 million borrowed under the CARES Act U.S. Small Business Administration Payroll Protection Program, $2.0 million drawn on a revolving line of credit and $3.0 million in cash flow from operations. The increased liquidity enhances the company’s ability to maintain payroll and manage disruptions caused by the COVID-19 pandemic.

2020 Guidance for Financial Results and Clinic Openings Withdrawn
As announced on March 20, 2020, given the uncertainties of the potential impact from the COVID-19 pandemic, the company withdrew its 2020 financial and clinic opening guidance. The company is not providing an update at this time.

Conference Call
The Joint Corp. management will host a conference call at 5 p.m. ET on Thursday, August 6, 2020, to discuss the second quarter 2020 results. To gain immediate access to the call, bypass the operator and avoid the queue, you may preregister by clicking here. Upon registering, you will be emailed a dial-in number, direct passcode and unique PIN. Those who prefer to call-in directly, may do so approximately 20 minutes prior to the start time by dialing 706-643-5902 or 888-869-1189 and using reference code 3190497. The accompanying slide presentation will be in the IR section of the website under Presentations and in Events. A live webcast of the conference call will also be available on the IR section of the company’s website at https://ir.thejoint.com/events. An audio replay will be available two hours after the conclusion of the call through August 13, 2020. The replay can be accessed by dialing 404-537-3406 or 855-859-2056. The passcode for the replay is 3190497.

Non-GAAP Financial Information
This release includes a presentation of non-GAAP financial measures. System-wide sales include sales at all clinics, whether operated by the company or by franchisees. While franchised sales are not recorded as revenues by the company, management believes the information is important in understanding the company’s financial performance, because these sales are the basis on which the company calculates and records royalty fees and are indicative of the financial health of the franchisee base. Comp sales include the sales from both company-owned or managed clinics and franchised clinics that in each case have been open at least 13 full months and exclude any clinics that have closed.

EBITDA and Adjusted EBITDA are presented because they are important measures used by management to assess financial performance, as management believes they provide a more transparent view of the company’s underlying operating performance and operating trends. Reconciliation of net income/(loss) to EBITDA and Adjusted EBITDA is presented in the table below. The company defines Adjusted EBITDA as EBITDA before acquisition-related expenses, bargain purchase gain, net gain/(loss) on disposition or impairment, and stock-based compensation expenses. The company defines EBITDA as net income/(loss) before net interest, tax expense, depreciation, and amortization expenses.

EBITDA and Adjusted EBITDA do not represent and should not be considered alternatives to net income or cash flows from operations, as determined by accounting principles generally accepted in the United States, or GAAP. While EBITDA and Adjusted EBITDA are used as measures of financial performance and the ability to meet debt service requirements, they are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the methods of calculation. EBITDA and Adjusted EBITDA should be reviewed in conjunction with the company’s financial statements filed with the SEC.

Forward-Looking Statements
This press release contains statements about future events and expectations that constitute forward-looking statements. Forward-looking statements are based on our beliefs, assumptions and expectations of industry trends, our future financial and operating performance and our growth plans, taking into account the information currently available to us. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties that may cause our actual results to differ materially from the expectations of future results we express or imply in any forward-looking statements, and you should not place undue reliance on such statements. Factors that could contribute to these differences include, but are not limited to, the continuing impact of the COVID-19 outbreak on the economy and our operations (including temporary clinic closures, shortened business hours and reduced patient demand), our failure to develop or acquire company-owned or managed clinics as rapidly as we intend, our failure to profitably operate company-owned or managed clinics, and the other factors described in “Risk Factors” in our Annual Report on Form 10-K as filed with the SEC for the year ended December 31, 2019, as updated or revised for any material changes described in any subsequently-filed Quarterly Reports on Form 10-Q or other SEC filings. Words such as, "anticipates," "believes," "continues," "estimates," "expects," "goal," "objectives," "intends," "may," "opportunity," "plans," "potential," "near-term," "long-term," "projections," "assumptions," "projects," "guidance," "forecasts," "outlook," "target," "trends," "should," "could," "would," "will," and similar expressions are intended to identify such forward-looking statements. We qualify any forward-looking statements entirely by these cautionary factors. We assume no obligation to update or revise any forward-looking statements for any reason or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

About The Joint Corp. (NASDAQ: JYNT)
The Joint Corp. (NASDAQ: JYNT) revolutionized access to chiropractic care when it introduced its retail healthcare business model in 2010. Today, the company is making quality care convenient and affordable, while eliminating the need for insurance, for millions of patients seeking pain relief and ongoing wellness. With more than 500 locations nationwide and over 7 million patient visits annually, The Joint is a key leader in the chiropractic industry. Named on Franchise Times “Top 200+ Franchises” and Entrepreneur’s “Franchise 500®” lists, The Joint Chiropractic is an innovative force, where healthcare meets retail. For more information, visit www.thejoint.com. To learn about franchise opportunities, visit www.thejointfranchise.com.

Business Structure
The Joint Corp. is a franchisor of clinics and an operator of clinics in certain states. In Arkansas, California, Colorado, District of Columbia, Florida, Illinois, Kansas, Kentucky, Maryland, Massachusetts, Michigan, Minnesota, New Jersey, New York, North Carolina, Oregon, Pennsylvania, Rhode Island, South Dakota, Tennessee, Washington, West Virginia and Wyoming, The Joint Corp. and its franchisees provide management services to affiliated professional chiropractic practices.

Media Contact: Margie Wojciechowski, The Joint Corp., margie.wojciechowski@thejoint.com
Investor Contact: Kirsten Chapman, LHA Investor Relations, 415-433-3777, thejoint@lhai.com

-Financial Tables Follow –

THE JOINT CORP. AND SUBSIDIARY AND AFFILIATES
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2020	2019
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$14,573,266	$8,455,989
Restricted cash	235,039	185,888
Accounts receivable, net	2,009,480	2,645,085
Notes receivable, net - current portion	48,283	128,724
Deferred franchise costs - current portion	791,818	765,508
Prepaid expenses and other current assets	1,158,267	1,122,478
Total current assets	18,816,153	13,303,672
Property and equipment, net	8,003,837	6,581,588
Operating lease right-of-use asset	12,181,547	12,486,672
Deferred franchise costs, net of current portion	3,549,512	3,627,225
Intangible assets, net	2,512,057	3,219,791
Goodwill	4,150,461	4,150,461
Deposits and other assets	394,500	336,258
	$49,608,067	$43,705,667

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,456,234	$1,525,838
Accrued expenses	629,067	216,814
Co-op funds liability	235,039	185,889
Payroll liabilities	2,059,602	2,844,107
Operating lease liability - current portion	2,700,024	2,313,109
Finance lease liability - current portion	68,273	24,253
Deferred franchise and regional developer fee revenue - current portion	2,818,607	2,740,954
Deferred revenue from company clinics	3,092,574	3,196,664
Debt under the Paycheck Protection Program - current portion	1,211,977	-
Other current liabilities	565,643	518,686
Total current liabilities	14,837,040	13,566,314
Operating lease liability - net of current portion	11,484,267	11,901,040
Finance lease liability - net of current portion	168,290	34,398
Debt under the Credit Agreement and Paycheck Protection Program, net of current portion	3,515,993
Deferred franchise and regional developer fee revenue, net of current portion	11,986,489	12,366,322
Deferred tax liability	87,107	89,863
Other liabilities	27,230	27,230
Total liabilities	42,106,416	37,985,167
Commitments and contingencies
Stockholders' equity:
Series A preferred stock, $0.001 par value; 50,000 shares authorized, 0 issued and outstanding, as of June 30, 2020 and December 31, 2019	-	-
Common stock, $0.001 par value; 20,000,000 shares authorized, 14,042,854 shares issued and 14,026,841 shares outstanding as of June 30, 2020 and 13,898,694 shares issued and 13,882,932 outstanding as of December 31, 2019	14,043	13,899
Additional paid-in capital	40,309,186	39,454,937
Treasury stock 16,013 shares as of June 30, 2020 and 15,762 shares as of December 31, 2019, at cost	(114,815)	(111,041)
Accumulated deficit	(32,706,863)	(33,637,395)
Total The Joint Corp. stockholders' equity	7,501,551	5,720,400
Non-controlling Interest	100	100
Total equity	7,501,651	5,720,500
Total liabilities and stockholders' equity	$49,608,067	$43,705,667

THE JOINT CORP. AND SUBSIDIARY AND AFFILIATES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Revenues:
Revenues from company-owned or managed clinics	$6,856,807	$5,777,288	$14,151,102	$11,416,365
Royalty fees	3,268,653	3,263,530	6,986,883	6,290,346
Franchise fees	523,964	447,266	1,036,716	864,339
Advertising fund revenue	930,795	927,800	1,988,413	1,819,367
Software fees	631,198	377,125	1,276,922	742,361
Regional developer fees	213,424	200,524	421,066	384,381
Other revenues	164,952	176,446	373,177	332,197
Total revenues	12,589,793	11,169,979	26,234,279	21,849,356
Cost of revenues:
Franchise cost of revenues	1,275,191	1,198,378	2,692,682	2,315,431
IT cost of revenues	92,450	100,771	161,115	189,659
Total cost of revenues	1,367,641	1,299,149	2,853,797	2,505,090
Selling and marketing expenses	1,783,666	1,769,368	3,838,954	3,275,356
Depreciation and amortization	693,400	404,466	1,347,649	770,143
General and administrative expenses	8,541,108	7,227,662	17,235,358	13,780,566
Total selling, general and administrative expenses	11,018,174	9,401,496	22,421,961	17,826,065
Net (gain) loss on disposition or impairment	(54,606)	(18,266)	(53,413)	86,927
Income from operations	258,584	487,600	1,011,934	1,431,274

Other income (expense):
Bargain purchase gain	-	-	-	19,298
Other expense, net	(25,243)	(15,126)	(29,581)	(26,771)
Total other expense	(25,243)	(15,126)	(29,581)	(7,473)

Income before income tax expense	233,341	472,474	982,353	1,423,801

Income tax expense	117,756	10,214	51,821	8,896

Net income and comprehensive income	$115,585	$462,260	$930,532	$1,414,905

Less: income attributable to the non-controlling interest	$-	$-	$-	$-

Net income attributable to The Joint Corp. stockholders	$115,585	$462,260	$930,532	$1,414,905

Earnings per share:
Basic earnings per share	$0.01	$0.03	$0.07	$0.10
Diluted earnings per share	$0.01	$0.03	$0.06	$0.10

Basic weighted average shares	13,980,984	13,797,497	13,935,829	13,774,474
Diluted weighted average shares	14,491,639	14,477,007	14,487,083	14,390,319

THE JOINT CORP. AND SUBSIDIARY AND AFFILIATES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Six Months Ended
	June 30,
	2020	2019
Net income	$930,532	$1,414,905
Adjustments to reconcile net income to net cash
provided by operating activities	1,762,247	1,183,708
Changes in operating assets and liabilities	343,616	238,167
Net cash provided by operating activities	3,036,395	2,836,780
Net cash used in investing activities	(1,905,926)	(2,206,240)
Net cash provided by financing activities	5,035,959	128,940
Net increase in cash	$6,166,428	$759,480

THE JOINT CORP. AND SUBSIDIARY AND AFFILATES
RECONCILIATION FOR GAAP TO NON-GAAP

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Non-GAAP Financial Data:	2020	2019	2020	2019
Net income	$115,585	$462,260	$930,532	$1,414,905
Net interest	25,243	15,126	29,580	26,771
Depreciation and amortization expense	693,400	404,466	1,347,649	770,143
Tax expense	117,756	10,214	51,821	8,896
EBITDA	$951,984	$892,066	$2,359,582	$2,220,715
Stock compensation expense	216,080	178,953	466,473	350,724
Acquisition related expenses		3,200		3,200
Bargain purchase gain	-	-	-	(19,298)
Net (gain) loss on disposition or impairment	(54,606)	(18,266)	(53,413)	86,927
Adjusted EBITDA	$1,113,458	$1,055,953	$2,772,642	$2,642,268

1 System-wide sales include sales at all clinics, whether operated by the company or by franchisees. While franchised sales are not recorded as revenues by the company, management believes the information is important in understanding the company’s financial performance, because these sales are the basis on which the company calculates and records royalty fees and are indicative of the financial health of the franchisee base.

2 Comp sales include the sales from both company-owned or managed clinics and franchised clinics that in each case have been open at least 13 full months and exclude any clinics that have closed.